EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4 of Foodarama Supermarkets, Inc. and Subsidiaries of our report dated January 25, 2006, appearing in the Annual Report on Form 10-K relating to the consolidated financial statements as of October 29, 2005 and October 30, 2004 and for the three fiscal years ended October 29, 2005, October 30, 2004 and November 1, 2003 and to the reference to us under the heading "Experts" in this Proxy Statement/Prospectus, which is part of this Registration Statement.


                                        /s/AMPER, POLITZINER & MATTIA, P.C.

Edison, New Jersey
June 12, 2006